FIRST CHESTER COUNTY CORPORATION

                            EXECUTIVE INCENTIVE PLANS

                              ANNUAL INCENTIVE PLAN

                            LONG TERM INCENTIVE PLAN

                            Effective January 1, 2006

                        FIRST CHESTER COUNTY CORPORATION
                            EXECUTIVE INCENTIVE PLAN
                 ANNUAL INCENTIVE AND LONG TERM INCENTIVE PLANS

                            ARTICLE I - Introduction

A vital component of the success of First Chester County Corporation ("Corporation") is the ability of the executive management team to meet and achieve performance objectives consistent with the strategic objectives of the Corporation and the best interests of its shareholders. The ability to grow and manage the Corporation in a positive manner is critical to the Corporation's future success.

This Executive Incentive Plan ("Plan"), which includes both an Annual Incentive Plan and a Long Term Incentive Plan, has been developed as a meaningful compensation tool to encourage the growth and proper management of the Corporation. The major purposes of the Plan are:

      o To motivate and reward executives for positive performance of the Corporation on an annual basis;

      o To provide additional compensation to executives that is directly linked to their individual and collective performance; and

      o To emphasize the long term growth and profitability of the Corporation.

The focus of this Plan is to provide an incentive for the executive team to achieve annual and longer term performance objectives that are coordinated with the objectives of the Corporation.

                            ARTICLE II - Definitions

2.1   The following definitions shall be used in this Plan:

      "Board of Directors" means the Board of Directors of the Corporation.

      "CEO" means the chief executive officer of the Corporation, as appointed by the Board

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of Directors.

      "Change in Ownership or Effective Control" has the meaning provided in regulations issued pursuant to Section 409A of the Code.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Corporation" means First Chester County Corporation.

      "Disability" means that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. Disability shall be determined by the Board of Directors in consultation with the medical experts it selects.

      The "Effective Date" of the Plan is January 1, 2006.

      "Employee" means any individual regularly employed by the Corporation.

      "Participant" means an Employee chosen to participate in this Plan pursuant to the terms of Article III.

      "Plan" means the First Chester County Corporation Executive Incentive Plan, as set forth in this document, and any amendments adopted by the Board of Directors. The Plan includes within it two types of incentive arrangements - the Annual Incentive Plan and the Long Term Incentive Plan.

      "Plan Year" means the calendar year.

      "President" means the President of the Corporation, as appointed by the Board of Directors.


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

                           ARTICLE III - Participation

3.1 (a) Participation in the Plan will be determined at the beginning of each Plan Year by the CEO and the President, and will be approved by the Board of Directors. To participate, an Employee must be a regular employee of the Corporation with on-going responsibilities that are executive in nature and that have a meaningful impact on the Corporation's results. Participation in the Plan by the CEO and the President will be approved annually by the Board of Directors. Generally, Participants will include officers at the Senior Vice President level and above.

            1. Exhibit A will list Participants each year in the Annual Incentive Plan and Exhibit C, the Participants in the Long Term Incentive Plan. Those exhibits may include multiple levels of participation. These levels will generally be based upon position responsibility.

            2. An Employee may become a new Participant during the Plan Year if newly hired. Any awards will be pro-rated for the portion of the year in which participation occurs, unless otherwise approved by the Board. The CEO and the President will make the final determination (with Board approval) of new participation during the Plan Year for any position other than that of CEO or President. The Board of Directors will decide on the participation of any new CEO or President.

            3. A Participant's eligibility will cease at the termination of employment (other than retirement, death or disability) and the Participant will not receive any awards under the Plan for the Plan Year of employment termination. Termination as a result of retirement (as defined in the Corporation's retirement plans), death or disability will result in pro-rated awards under the Plan through the last working date for the Plan Year in which termination occurred.


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

        ARTICLE IV - Performance Factors under the Annual Incentive Plan

4.1 (a) The Annual Incentive benefits provided under the Plan are based upon the Corporation's financial performance factors, which may be amended as provided in
Section 7.2. In general, these factors will be measures such as return on assets, return on equity, net income, earnings per share or similar indicators. The factors and weighing of the factors are determined at the beginning of each Plan Year. Each factor has quantifiable objectives consisting of threshold, target and optimum goals. Additionally, a portion of each Participant's award may be based on unit, team, functional area, and individual performance objectives that are determined by management at the beginning of each Plan Year. Generally, the CEO and President will have most or all of their performance based on the Corporation's overall performance, and other Participants will have a proportionately greater level of their award based on individual performance or the performance of an area of responsibility.

      (b) The Corporation's performance factors for each year's Annual Incentive awards under the Plan will be set forth in Exhibit B, which may be changed from time to time. Individual Participant objectives will be established after discussion between the Participant and the Participant's manager (usually the CEO or President).

 ARTICLE V - Award Calculation and Distribution under the Annual Incentive Plan

5.1 Awards under the Plan are calculated according to determination of the established performance factors at the end of each Plan Year. The Corporation's performance between the threshold and target, and between the target and optimum will be interpolated. Unit, team, and functional area performance, if applicable, is determined by the CEO and the President. Individual performance is determined by each Participant's manager, as approved by the CEO and the President. An individual Participant's performance that does not meet the position's


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

requirements (an annual performance evaluation that is less than satisfactory) will result in no award granted to that Participant for that Plan Year even though the Corporation's performance is above threshold. If the Corporation's performance is below the threshold, no award (including no individual award) will be granted under the Annual Incentive portion of the Plan for that Plan Year.

5.2 Annual awards are paid in cash less required income tax withholding. Payment will be within two and a half months after the end of the Plan Year. Any Participant terminating employment (except by retirement, death, or disability) prior to the actual payment of the award will forfeit that award. The award schedule for each Plan Year is found with the performance factors in Exhibit B, as changed from time to time.

                   ARTICLE VI - Long Term Incentive Provisions

6.1 The Participants in the Long Term Incentive portion of the Plan will be chosen from time to time by the CEO and the President, subject to the approval of the Board of Directors. The participation of the CEO and the President will be determined each year by the Board of Directors.

6.2 The Employees chosen to participate will be listed on Exhibit C, which may be changed from time to time.

6.3 The Long Term Incentive portion of the Plan will consist of restricted stock grants, under the following terms:

      (a) Grants will be made within two and a half months after the end of the Plan year, following specific approval by the Board of Directors (or a committee thereof) based upon the performance for the prior year.

      (b) The amount of each grant shall be determined as follows: Participants shall be


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

divided into categories as determined by the CEO and the President, subject to the approval of the Board of Directors (and, in the case of the CEO and President, as determined by the Board of Directors). Each category shall have a different range of grant sizes. The lowest level of grant will be the threshold, the middle level the target, and the highest level the optimum. The number of shares in each level of each category will be set forth in Exhibit C, which may be changed each year.

      (c) The determination of which level of grant will be made will be determined by the Corporation's net income for each year, and based on the Corporation's overall Annual Incentive Plan for that year.

      (d) The shares granted pursuant to the prior subparagraph will vest at the rate of one third on each anniversary of the date of their grant. It shall be a condition of vesting that the Participant has been continuously employed by the Corporation subsequent to the grant and is actively employed on the vesting date. Vesting will be accelerated to 100% in the event the Participant retires, dies or becomes disabled, and also upon a Change in Ownership or Effective Control of the Corporation.

      (e) Dividends on the shares granted will be paid to the Participant without regard to vested status.


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

                          ARTICLE VII - Administration

7.1 The Board of Directors may amend or terminate the Plan at any time and in any respect. This includes the right to terminate the participation of any or all Participants under the Plan during the Plan Year with respect to that Plan Year or to amend the amount of the awards which may be granted under the Plan with respect to any Plan Year at any time prior to the final determination and approval of any such grants.

7.2 Participation, performance factors, thresholds, targets and any other participation features may change from time to time, according to the performance of the Corporation and the strategic objectives of the Corporation, at the discretion of the Board of Directors. Any adjustments to the financial performance results used in this Plan because of extraordinary gains or losses or other items must be approved by the Board of Directors.

7.3 The Plan does not constitute a contract of employment, and participation in the Plan does not give any Employee the right to be retained in the service of the Corporation or any right or claim to an award under the Plan.

7.4 Any right of a Participant or his or her beneficiary to the payment of an award under this Plan may not be assigned, transferred, pledged or encumbered.

7.5 In the event that a Participant dies, his benefits payable under the Plan will be paid as soon as practicable to the beneficiaries chosen by the Participant or, if none are chosen, to the beneficiaries selected pursuant to the Corporation's retirement plans.

7.6 This Plan will be administered and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         FIRST CHESTER COUNTY CORPORATION


         By: John Balzarini
            ---------------------------------
         Title: Chief Financial Officer


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

Exhibit A - Participation
Plan Year 2006

(Participating employees and their participant categories should be listed at the beginning of each year and adjusted for changes in participation throughout the year.)

Category 1 - John A. Featherman, III - Chief Executive Officer
             Kevin C. Quinn - President

Category 2 - John E. Balzarini - CFO
             Michelle E. Venema - EVP, Business Banking
             Karen D. Walter - EVP, Retail Banking
             Deborah R. Pierce - EVP, Human Resources
             Linda M. Hicks - EVP, Trust & Investment Services
             Susan B. Bergen-Painter - EVP, Marketing
             Anthony J. Poluch - EVP, Business Development

Category 3 - Richard W. Kaufmann - SVP, Credit Policy
             Andrew H. Stump - SVP, Commercial Loan
             Patricia A. Travaglini - SVP, Residential Mortgage
             Thomas A. Imler - SVP, Trust Business Development
             Donna J. Steigerwalt - SVP, Retail
             Michael T. Steinberger - SVP, Commercial Real Estate
             Richard D. McMullen - SVP, Retail Lending


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

Exhibit B - Bank Performance Factors and Award Schedule
Plan Year 2006

--------------------------------------------------------------------------------
                    Category 1 - CEO and President Positions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COMPANY GOALS
--------------------------------------------------------------------------------

                              Performance Measures
                                Net Income (50%)

             Threshold                Target                  Optimum
             ---------                ------                  -------
             $6,901,361             $7,032,310              $7,292,004

                         Return on Average Equity (50%)

             Threshold                Target                  Optimum
             ---------                ------                  -------
               11.38%                  11.60%                  12.03%

--------------------------------------------------------------------------------
                                     AWARDS
                                 (% of Base Pay)
--------------------------------------------------------------------------------

             Threshold                Target                  Optimum
             ---------                ------                  -------
                 12%                    25%                      35%

Parameters

1.    Company measures will be 50% Net Income and 50% ROAE.

2. Both Financial Measures must meet threshold to initiate an award in the plan.

3.    Will interpolate awards between threshold, target, and optimum.

4. Will pay for performance above optimum at a scale of one-half the increase between target and optimum.

5.    Pay is defined as total base pay for the applicable plan year.


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

Exhibit B - Bank Performance Factors and Award Schedule
Plan Year 2006

--------------------------------------------------------------------------------
                           Category 2 - EVP positions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COMPANY GOALS
--------------------------------------------------------------------------------

                              Performance Measures
                                Net Income (50%)

           Threshold                 Target                  Optimum
           ---------                 ------                  -------
          $6,901,361               $7,032,310              $7,292,004

                         Return on Average Equity (50%)

          Threshold                  Target                  Optimum
          ---------                  ------                  -------
            11.38%                   11.60%                   12.03%

--------------------------------------------------------------------------------
                               COMPANY GOAL AWARD
                                 (% of Base Pay)
--------------------------------------------------------------------------------

          Threshold                 Target                   Optimum
          ---------                 ------                   -------
              6%                      12%                     18%

--------------------------------------------------------------------------------
                      FUNCTIONAL AREA/INDIVIDUAL GOAL AWARD
                                 (% of Base Pay)
--------------------------------------------------------------------------------

    Minimum Performance       Meets Goals/Target       Exceptional Performance
    -------------------       ------------------       -----------------------
            1%                        4%                         10%

--------------------------------------------------------------------------------
                                  TOTAL AWARDS
                                 (% of Base Pay)
--------------------------------------------------------------------------------

          Threshold                 Target                   Optimum
          ---------                 ------                   -------
              7%                     16%                       28%

Parameters

1.    Company measures will be 50% Net Income and 50% ROAE.

2. Both Financial Measures must meet threshold to initiate an award in the plan.

3.    Will interpolate awards between threshold, target, and optimum.

4. Will pay for performance above optimum at a scale of one-half the increase between target and optimum.

5.    Pay is defined as total base pay for the applicable plan year.

6. Functional area/individual goals will be established at the beginning of each year.


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

Exhibit B - Bank Performance Factors and Award Schedule
Plan Year 2006

--------------------------------------------------------------------------------
                           Category 3 - SVP positions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COMPANY GOALS
--------------------------------------------------------------------------------

                              Performance Measures
                                Net Income (50%)

          Threshold                  Target                   Optimum
          ---------                  ------                   -------
         $6,901,361               $7,032,310                $7,292,004

                         Return on Average Equity (50%)

          Threshold                  Target                   Optimum
          ---------                  ------                   -------
            11.38%                    11.60                    12.03%

--------------------------------------------------------------------------------
                               COMPANY GOAL AWARD
                                 (% of Base Pay)
--------------------------------------------------------------------------------

          Threshold                Target                   Optimum
          ---------                ------                   -------
             2%                      6%                        10%

--------------------------------------------------------------------------------
                      FUNCTIONAL AREA/INDIVIDUAL GOAL AWARD
                                 (% of Base Pay)
--------------------------------------------------------------------------------

    Minimum Performance      Meets Goals/Target      Exceptional Performance
    -------------------      ------------------      -----------------------
             2%                      6%                        10%

--------------------------------------------------------------------------------
                                  TOTAL AWARDS
                                 (% of Base Pay)
--------------------------------------------------------------------------------

          Threshold                  Target                   Optimum
          ---------                  ------                   -------
              4%                       12%                       20%

Parameters

1.    Company measures will be 50% Net Income and 50% ROAE.

2. Both Financial Measures must meet threshold to initiate an award in the plan.

3.    Will interpolate awards between threshold, target, and optimum.

4. Will pay for performance above optimum at a scale of one-half the increase between target and optimum.

5.    Pay is defined as total base pay for the applicable plan year.

6. Functional area/individual goals will be established at the beginning of each year.


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

Exhibit C - Long Term Incentive Plan
Plan Year 2006

                       2006 GRANT PARAMETERS - RECOMMENDED

Following are the parameters for the 2006 restricted stock grant for executives at First Chester County Corporation:

I.    Participants/Categories

                  ------------------------------------------------------
                  Category 1         John A. Featherman
                                     Kevin C. Quinn

                  ------------------------------------------------------
                  Category 2         John E. Balzarini
                                     Michelle E. Venema
                                     Karen D. Walter
                                     Deborah R. Pierce
                                     Linda M. Hicks
                                     Susan B. Bergen-Painter
                                     Anthony J. Poluch
                                     Clay Henry

                  ------------------------------------------------------
                  Category 3         Richard W. Kaufmann
                                     Andrew H. Stump
                                     Patricia A. Travaglini
                                     Thomas A. Imler
                                     Donna J. Steigerwalt
                                     Michael T. Steinberger
                                     Richard D. McMullen

                  ------------------------------------------------------

II.   Grant Date: TBD in accordance with Plan

III.  Grant Size

                                    Threshold     Target        Optimum
            *  Category 1             2,400        2,700       3,000 shares
            *  Category 2             1,000        1,250       1,500 shares
            *  Category 3               400          550         700 shares


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

IV.   Restrictions

      A. Performance - size of grant to be determined by company net income performance for 2006 - threshold, target, and optimum will match net income targets in Annual Incentive Plan for 2006

      B. Vesting - one third of the number of shares will vest on each of the first three anniversaries of date of grant as approved by Board of Directors, subject to Participant's continued employment as provided in Plan.

            Example: Category 1

             -------------------------------------------------------------------
                                        Net Income for 2006
             -------------------------------------------------------------------

                                 Threshold           Target           Optimum
             -------------------------------------------------------------------
                               $6.901 million     $7.032million   $7.292 million
             -------------------------------------------------------------------
                                  6% growth         8% growth       12% growth

             -------------------------------------------------------------------
                                  Shares Eligible for Vesting
             -------------------------------------------------------------------

                                   2400               2700              3000
             -------------------------------------------------------------------

             -------------------------------------------------------------------
             One-third 2008         800                900              1000
             -------------------------------------------------------------------
             One-third 2009         800                900              1000
             -------------------------------------------------------------------
             One-third 2010         800                900              1000
             -------------------------------------------------------------------

V.    Expense/Taxation

      A. Fair market value will be expensed on pro rata basis over duration of vesting period

      B. Participant - ordinary income at fair market value as restrictions are met/vested; participant responsible for payment of tax withholding due upon vesting

VI.   Dividends

      * Paid immediately from date of grant on all shares awarded, including shares granted but not vested

VII.  Change of Control, Retirement, Death, Disability

      *     Accelerate vesting of shares


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